Exhibit 99.5

Ozop Plus Expands Electric Vehicle Coverage to Include Electric Golf Carts, Strengthening Partnership with Royal Administration

Warwick, NY, June 20, 2024 (GLOBE NEWSWIRE) — Ozop Plus, a subsidiary of Ozop Energy Solutions, Inc. (OZSC or the “Company”), announces the expansion of their electric vehicle coverage to now include Electric Golf Carts and their batteries. This expansion marks another milestone in their mission to be the premier provider of EV Warranty Products.

Building on the success of the Fully Charged Electric and Hybrid Vehicle Service Contract, Royal Administration will cede to Ozop Plus the battery portion of the premium on any Golf Cart Vehicle Service Contract (VSC) sold.

“We are incredibly excited about this expansion,” said Brian Conway, CEO of Ozop Energy Solutions. “By including Electric Golf Carts in our coverage, we are broadening our reach and continuing our mission to provide top-tier EV warranty products. This is a significant logical step forward in our journey to become the number one provider in this space. This expansion represents a strengthening of our partnership with Royal Administration, reflecting our shared commitment to pioneering new solutions in the electric battery products.”

The new electric golf cart product will cater to a large audience, including golf courses, country clubs, and private owners, who can now purchase this comprehensive coverage. Ozop Plus and Royal Administration remain dedicated to growing their partnership and pioneering new solutions to meet the growing demand for electric battery warranty products. Stay tuned for more updates as we continue to lead the charge in the EV industry.

About Ozop Energy Solutions.

Ozop Energy Solutions (Ozop Energy Solutions (http://ozopenergy.com/) is the flagship company that oversees a wide variety of products in various stages of development in the renewable energy sector. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Ozop Energy Systems, Inc.

Ozop Energy Systems is a manufacturer and distributor of Renewable Energy products in the Energy Storage, Solar, Microgrids, and EV charging Station space. We offer a broad portfolio of Renewable Energy products at competitive prices with a commitment to customer satisfaction from selection, to ordering, shipping, and delivery.

About Ozop Engineering and Design

Ozop Engineering and Design engineers’ energy efficient, easy to install and use, digital lighting controls solutions for commercial buildings, campuses, and sports complexes throughout North America. Products include relays panels, controllers, occupancy/vacancy sensors, daylight sensors and wall switch stations. Ozop has a dedicated design team that produces system drawings and a technical support group for product questions and onsite system commissioning. Our mission is to be recognized for our deep understanding of power management systems and ability to provide the right solution for each facility.

www.ozopengineering.com

About Ozop Capital Partners

Ozop Capital Partners, Inc. is a wholly owned subsidiary of the Company, and wholly owns EV Insurance Company, Inc. (“EVIC”). EVIC, DBA Ozop Plus is licensed as a captive insurer that reinsures.

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Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

Investor Relations Contact – Ozop

The Waypoint Refinery, LLC

845-397-2956

www.thewaypointrefinery.com